Exhibit 10.29
SECURITY AGREEMENT

This security agreement ("Security Agreement") is made and entered into on March      , 2012, by and between MS HEALTH SOFTWARE CORP.,  a New Jersey corporation authorized to do business in Florida, whose address is 128 Willow Grove St., Hackettstown, NJ 07840 (hereinafter referred to as the "Secured Creditor"); MS HEALTH, Inc. an Illinois corporation, whose address is 309 W. Washington St. Suite 1225, Chicago, IL 60606 (hereinafter referred to as the "Debtor").

WHEREAS this Security Agreement has been executed and delivered pursuant to and in accordance with the terms and conditions of the Asset Purchase Agreement, dated March _, 2012, by and between MS Health, Inc., an Illinois corporation, as Buyer, and MS Health Software Corp., a New Jersey corporation, as Seller (the "Asset Purchase Agreement"). Words defined in said Asset Purchase Agreement have the same meaning herein.  The transaction that is the focus of the Asset Purchase Agreement is known herein as the "Transaction".

WHEREAS, on March 29, 2012,  (of even date herewith), pursuant to the Asset Purchase Agreement, Debtor purchased from Secured Creditor Accounts Receivable (exclusive of prepaid maintenance contracts), contract rights, prepaid maintenance contracts, causes of action, inventory of the Software, equipment, computer software, trademarks and copyrights, know-how, and  telephone number, facsimile number, website, domain, and promotional material, a copy of Seller's business records and files pertaining to the Assets, and other property described in the Asset Purchase Agreement as the "Assets"; and

WHEREAS, Debtor desires to provide Secured Creditor with security for payment by Debtor to Secured Creditor of the total purchase price for the Assets by pledging all of the Assets sold to Debtor in the Transaction, giving Secured Creditor second position behind the Debtor's lender in this Transaction; and

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Debtor and the Secured Creditor agree as follows.

1.        DEFINITIONS. As used in this Security Agreement, the following terms and conditions shall have the meanings set forth below.

a.         "Collateral" shall mean all of the Assets sold to Debtor in the Transaction, including but not limited to Accounts Receivable (exclusive of prepaid maintenance contracts), contract rights, prepaid maintenance contracts, causes of action, inventory of the Software,  equipment, computer software, trademarks and copyrights, know-how, and telephone number, facsimile number, website, domain, and promotional material, a copy of Seller's business records and files pertaining to the Assets, other property described in the attached Exhibit "A" and all Proceeds thereof.

b.         "Liability" shall mean any and all of the following:

i.          Principal and interest and all other money due or to become due under the Promissory Note, including any extensions or renewals thereof;

ii.         All other moneys (in addition to principal and interest) due or to become due the Secured Creditor from the Debtor including, but not limited to, all costs and expenses, including attorneys' fees, which the Secured Creditor is entitled or permitted for any reason whatsoever, to recover under statute, this Security Agreement, or the Promissory Note ("costs and expenses, including attorneys' fees," to include costs and expenses incurred by the Secured Creditor in any proceeding against the Collateral or against the Debtor and shall include costs and expenses, including attorneys' fees, which the Secured Creditor may incur or become liable for as a result of enforcing any of its rights and privileges under this Security Agreement or the Promissory Note, or both, whether in any initial suit or an appeal therefrom);

111.     Any future advances that the Secured Creditor may make to the Debtor, whether discretionary or obligatory; provided that Secured Creditor shall be under no duty whatsoever by virtue of this Security Agreement to make any such future advances whatsoever to the Debtor; however, in the event the Secured Creditor makes any advances to the Debtor subsequent to the date of this Security Agreement, said advances shall conclusively be deemed to be and shall be future advances under this subparagraph and within the definition of Liabilities as defined herein.

c.         "Permitted  Encumbrances" shall mean those encumbrances, liens, or security interests, if any, set forth in Exhibit "B" attached hereto.

d.         "Places of Business" shall mean those places of business in which the Debtor undertakes any of its business as set forth in Exhibit "C" attached hereto.

e.         "Proceeds" shall mean all proceeds resulting from the sale or disposition of any Collateral; provided, however, that this shall not in and of itself grant any authority whatsoever to the Debtor to sell or otherwise dispose of any of the Collateral except in the ordinary course of business.

f.          "Promissory Note" shall mean that certain promissory note executed by the Debtor in favor of the Secured Creditor dated as of the date hereof in the principal amount of$100,000.00 less the aggregate amount of principal payments made, plus all amendments, modifications, and renewals thereof.

g.         "UCC"  shall mean the Florida Uniform Commercial Code as set forth in Chapters 671 through 680, Florida Statutes, as the same may be amended from time to time.

2.          EXECUTION OF PROMISSORY NOTE. In consideration of the Secured Creditor selling and delivering to the Debtor the Collateral, the Debtor has executed and delivered the Promissory Note to the Secured Creditor contemporaneously herewith.  The Promissory Note evidences the obligation of the Debtor to pay the Secured Creditor for the Collateral.

3.         GRANT OF SECURITY INTEREST; PERFECTION.   In order to secure the payment of all Liabilities to the Secured Creditor, the Debtor does hereby grant to the Secured Creditor a security interest in each and every item of the Collateral, which security interest will place Secured Creditor in second position, behind the first position that Debtor's  lender in this transaction will occupy.  Secured Creditor will record a UCC-1 in each state necessary to perfect its interest in the Collateral other than the Shares.

4.          POSSESSION OF THE COLLATERAL.   Secured Creditor shall have the right to receive and to apply to any of the Obligations, as Secured Creditor may determine in its discretion, any money or other property payable on account of any sale, assignment or transfer of any of the Collateral, whether pursuant to a redemption or repurchase of the Collateral by the issuer thereof, or otherwise.

5.          DUTY OF CARE.  Beyond the exercise of reasonable care to assure the safe custody of any of the Collateral while in the possession of Secured Creditor, Secured Creditor shall have no duty or liability to collect any cash or other property due in respect thereof or to give any notices with respect thereto or to protect or preserve any rights pertaining thereto, and shall be relieved of all responsibility for the Collateral upon surrendering the same to Debtor. Secured Creditor shall be deemed to have exercised reasonable care with respect to any of the Collateral in its possession if Secured Creditor takes such action as Debtor shall reasonably request in writing; but no failure to comply with any such request shall be deemed a failure to exercise reasonable care, and no failure to do any act not requested by Debtor shall be deemed a failure to exercise reasonable care.

6.         REPRESENTATIONS, WARRANTIES, & COVENANTS.   The Debtor does hereby represent and warrant to and covenant with the Secured Creditor as set forth below.  All of such representations, warranties, and covenants shall be true and correct throughout the term of this Security Agreement and shall be fulfilled and maintained by the Debtor throughout the term hereof.

a.         The Debtor is the absolute owner of the Collateral free and clear of all liens and security interests whatsoever except for (i) the security interest granted the Secured Creditor by this Security Agreement and (ii) the Permitted Encumbrances.

b.         The Collateral will be used solely for business purposes.

c.         The Collateral will be kept at the Places of Business and the Debtor shall not remove the Collateral from said locations without the prior written consent of Secured Creditor.

d.         The Debtor will defend the Collateral against the claims and demands of all persons at any time claiming the same or any interest therein adverse to the Secured Creditor.

e.         By virtue of this Security Agreement and the perfection of said security interest by taking possession of the Collateral, the Secured Creditor has a valid, enforceable, perfected, and first-priority security interest in the Collateral subject only to Permitted Encumbrances.

f.          Except for the Permitted Encumbrances, as they presently exist as of the date of this Security Agreement, the Debtor has not and shall not grant to any person other than the Secured Creditor a security interest or any other interest or claim in the Collateral.

g.         Except for financing statements to perfect the Permitted Encumbrances as filed as of the date of this Security Agreement, there is not now and will not be filed in the future in any jurisdiction any financing statement listing any person other than the Secured Creditor as a secured party covering any or all of the Collateral.

h.         The Debtor will not permit any liens or security interests other than (i) the Permitted Encumbrances and (ii) the Secured Creditor's security interest, to attach to any of the Collateral, permit any of the Collateral to be levied upon under legal process, permit anything to be done that may impair the value of any of the Collateral or the security intended to be afforded by this Security Agreement, or permit the Collateral to be or to become a fixture or an accession to other goods or property.

i.          The Debtor will not sell, transfer, lease, or otherwise dispose of any of the Collateral or any interest therein or offer to do so without the prior written consent of the Secured Creditor; provided, however, that Debtor may sell the Collateral in the normal and ordinary course of its business.

j.          The Debtor will not use the Collateral or permit the Collateral to be used in violation of any statute or ordinance and the Debtor shall further comply with all statutes, regulations, and ordinances applicable to the use or its ownership of the Collateral and to its business.

k.        The Debtor will pay promptly when due all taxes and assessments upon the Collateral or for its use or operation or upon any promissory note or notes or other writing evidencing the Liabilities.

1.         At its option, the Secured Creditor may discharge taxes, liens, or security interests or encumbrances at any time levied upon or placed on the Collateral, including but not limited to any Permitted Encumbrances,  may pay for insurance on the Collateral, and may pay for the maintenance and preservation of the Collateral; provided, however, the Secured Creditor shall be under no duty or obligation to do so.  The Debtor agrees to immediately reimburse the Secured Creditor on demand for any such payments made or any expenses incurred by the Secured Creditor, together with interest at the highest rate permitted by law, pursuant to the foregoing authorization.

m.        The Debtor's principal place of business is the address specified in the preamble to this Security Agreement and it will give the Secured Creditor reasonable written notice of any change.  The Debtor further represents and warrants that all of its business records, including those pertaining to all its accounts, shall be kept at Debtor's principal place of business or with an independent accounting service under contract with Debtor.  The Secured Creditor shall have the right at all times to review, examine, and make abstracts from said business records.

n.         The Secured Creditor shall have the right at all times, with reasonable advance written notice, to inspect and examine the Collateral and to make schedules and listings thereof.

o.         The Debtor, if a corporation, shall not be dissolved or be consolidated or merged with any other entity nor shall the Debtor transfer (other than in the ordinary course of its business as permitted herein) a substantial part of its assets.

p.         The Debtor, if a corporation, will provide commercially reasonable notice to the Secured Creditor if the Debtor suffers or permits any substantial or material changes in management or suffers or experiences any material, adverse financial change.

q.         The Debtor will maintain the Collateral in good condition and repair and shall undertake and perform such other functions as reasonably may be necessary to keep and maintain the Collateral in good condition and repair.

r.       The Debtor shall at all times pay and keep current all Permitted Encumbrances and shall not default thereunder.

s.          The Debtor shall deliver to Secured Creditor such other documents and information as Lender may reasonably require.

7.          DEFAULT.  The occurrence of one or more of the following events shall constitute a default under this Security Agreement:

a.         the failure or omission of the Debtor to pay when due any Liability, including but not limited to the failure to pay when due any payment of interest and/or principal of the Promissory Note;

b.         the failure of the Debtor to keep, observe, or perform any term or condition of this Security Agreement required hereunder to be kept, observed, or performed by the Debtor;

c.         the making or furnishing by the Debtor to the Secured Creditor of any representation, warranty, or covenant in connection with this Security Agreement which is false;

d.         the Debtor dies, dissolves, or otherwise terminates its existence, merges or consolidates with another entity; or forfeits its right to do business;

e.         the making of an assignment by the Debtor for the benefit of its creditors;

f.         the commencement of proceedings in bankruptcy for liquidation or for reorganization of the Debtor or for the adjustment of any of its debts under the Bankruptcy Code or under any law, whether state or federal, now or hereafter existing for the relief of debtors;

g.         the appointment of a receiver or trustee for the Debtor or for any substantial part of its assets, or the institution of any proceedings for the dissolution, or the full or partial liquidation of the Debtor; or

h.         the Debtor becomes insolvent or unable to pay debts as they mature.

A default under this Security Agreement shall constitute a default under the terms and conditions of the Promissory Note.

8.          RIGHTS UPON DEFAULT.  Upon the occurrence of any default under this Security Agreement, the Secured Creditor shall have and may exercise any or all of the following rights:

a.         to declare the Liabilities, or any of them (notwithstanding any provision thereof), immediately due and payable without demand or notice of any kind, and the same thereupon shall immediately become due and payable without demand or notice, and from and after the date of default the amount due on the Liabilities shall from and thereafter bear interest at the maximum rate of interest permitted from time to time under Florida law;

b.         to exercise from time to time any and all rights and remedies of a secured party under the UCC and any and all rights and remedies available to it under any other applicable law;

c.         to seize and take possession of the Collateral and to dispose of the Collateral under the UCC and, in such case, if any notice is required under applicable law, the giving of five (5) days written notice to the Debtor at its address set forth herein shall constitute reasonable notice to the Debtor; provided, however, the Secured Creditor shall not by virtue of this Security Agreement be obligated to give any such notice to the Debtor; if the Debtor wishes to change its address at which said notice is to be given, the burden shall be upon the Debtor to so notify the Secured Creditor in writing and, unless or until said notice is given, all notices sent to the Debtor at the address set forth herein shall be effective and valid notice to the Debtor; and

d.         to immediately offset against the Liabilities all other money due or to become due the Debtor from the Secured Creditor, whether said money are due or are to become due under this Security Agreement or any other relationship whatsoever between the Debtor and the Secured Creditor.

All proceeds resulting from the disposition, if any, of any of the Collateral or the exercise by the Secured Creditor of any of its rights under this Security Agreement shall be applied without any marshaling of assets first to the expenses of retaking and preparing the Collateral for sale (if any), including but not limited to the expenses of sale, next to other costs and attorneys' fees incurred by the Secured Creditor in exercising its rights under this Security Agreement, next to the payment of interest and/or principal due on the Liabilities, as the Secured Creditor may determine, and finally to any other moneys due the Secured Creditor from the Debtor.  Should any deficiency result after disposition of the Collateral, the Debtor shall remain liable for any deficiency.

   9.          NOTICE OF SALE OF THE COLLATERAL.   Any written notice of sale, disposition or other intended action by Secured Creditor with respect to the Collateral which is required by applicable laws and is sent by regular mail, postage prepaid, to Debtor at Debtor's address specified below, or such other address of Debtor which may from time to time be shown on Secured Creditor's records, at least 10 days prior to such sale, disposition or other action or any longer period required by applicable law, shall constitute reasonable notice to Debtor.

10.       SALE OF THE COLLATERAL AND DISCLAIMER OF WARRANTIES. All sales or other dispositions of Collateral may be made for cash, upon credit or for future delivery. It is mutually agreed that it is commercially reasonable for Secured Creditor to disclaim all warranties which arise with respect to the disposition of the Collateral.  Secured Creditor shall have no obligation to delay any liquidation, sale or other disposition because the same may result in the imposition of any forfeiture, premium or penalty, Debtor hereby acknowledging that the risk of such forfeiture, premium or penalty is inherent in granting a security interest in the Collateral to Secured Creditor.  In connection with any liquidation, sale or other disposition of any of the Collateral, Secured Creditor shall have the right, in the name, place and stead of Debtor, to execute all necessary endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.  Debtor recognizes that Secured Creditor may be unable to effect a public sale of all or a part of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Act") and/or the securities laws of one or more states (the "Blue Sky Laws"), but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire all or a portion of the Collateral for their own account, for investment and without a view to the distribution or resale thereof.  Debtor understands and agrees that any private sale so made may be at prices and on other terms less favorable than if the Collateral were sold in one or more public sales, and agrees that Secured Creditor has no obligation to delay the sale of any of the Collateral for the period of time necessary to permit the issuer of the Collateral (even if the issuer agrees to register the Collateral) to register the Collateral for sale under the Act or the Blue Sky Laws.  Debtor agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.  If any consent, approval or authorization of any federal, state, municipal or other governmental department, agency or authority should be necessary to effectuate any sale or other disposition of the Collateral, or any partial sale or other disposition of the Collateral, Debtor will execute all such applications and other instruments as may be required in connection with securing any such consent, approval or authorization,  and will otherwise use its best efforts to secure the same.  In addition, if the Collateral is disposed of pursuant to Securities and Exchange Commission  Rule 144, Debtor agrees to complete and execute a Form 144, or comparable successor form, at Secured Creditor's request, and Debtor agrees to provide any material adverse information in regard to the current and prospective operations of any corporation whose stock constitutes all or a portion of the Collateral of which Debtor has knowledge and which has not been publicly disclosed, and Debtor hereby acknowledges that Debtor's failure to provide such information any result in criminal and/or civil liability.

11.        PERFECTION.  In order to perfect the security interest in the Collateral granted to the Secured Creditor by the Debtor hereunder, the Debtor agrees to execute and deliver to the Secured Creditor any and all documents which are, in the opinion of the Secured Creditor or its counsel, necessary so as to perfect said security interest including, but not limited to, execution of appropriate UCC-1 financing statements to be filed with the appropriate filing officer in such jurisdictions where any of the Collateral is or may be located.

The Debtor further authorizes the Secured Creditor to file, in jurisdictions, where this authorization  will be given effect, financing statements signed only by the Secured Creditor describing the Collateral in the same manner as it is described herein, and, from time to time, at the request of the Secured Creditor, the Debtor will execute one or more financing statements and such other documents (and pay the cost of filing and recording same in all public offices deemed necessary or desirable by the Secured Creditor) and do such other acts and things, all as the Secured Creditor may request to establish and maintain a valid, enforceable and perfected security interest in the Collateral (free of all other liens and claims whatsoever except for the Permitted Encumbrances) to secure payment of the Liabilities including, without limitation, the deposit with the Secured Creditor of any certificate of title applicable to any of the Collateral and notation thereon of the security interest hereunder along with any necessary documents including notices of liens. At the request of the Secured Creditor, this Security Agreement executed by the Debtor, or a photocopy thereof, shall be deemed to be a financing statement authorized to be filed in such jurisdictions where such filing will be given effect.

The Debtor shall pay all costs of filing any financing statement and all other costs of perfecting the security interest granted hereunder.

12.       OTHER DOCUMENTS.   During the term of this Security Agreement, the Debtor agrees to execute any and all other documents which are, in the opinion of the Secured Creditor or its counsel, necessary to carry out the terms and conditions of this Security Agreement including the granting of a perfected, valid, and enforceable security interest in the Collateral to the Secured Creditor.

13.       NOTICE.  All notices under this Security Agreement shall be in writing and along with all other documents permitted or required to be given under this Security Agreement, shall be deemed to have been given, (i) in the case of hand or overnight delivery, when delivered to the address set forth in the preamble to this Security Agreement and addressed to the party involved, (ii) in the case of mailing, on the third (3rd) business day after said document has been deposited in the United States Mail, postage prepaid, and sent by certified or registered mail and addressed to the other party at the address as set forth in the preamble to this Security Agreement, and (iii) in all other cases when the same has been actually received by the other party.  Either party hereto may change the address at which said notices are to be sent by the giving of notice of such change to the other party as set forth herein.

14.        TERM.  This Security Agreement and the rights and privileges granted hereunder to the Secured Creditor shall continue and remain in full force and effect until all Liabilities have been paid in full to the Secured Creditor.  Until this Security Agreement has been so marked "Canceled" and returned to the Debtor, this Security Agreement shall continue to secure all Liabilities.

15.       TIME.  Time is of the essence for the purposes of this Security Agreement.

16.       WAIVER.   No waiver by the Secured Creditor of any default shall operate as a waiver of any other default or of the same default on a future occasion.  No delay or omission on the part of the Secured Creditor in exercising any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Secured Creditor of any right or remedy shall include any other or further exercise thereof or the exercise of any other right or remedy.  The Debtor further waives all notices whatsoever that the Debtor may be entitled to under any contract or statute including presentment, notice of dishonor, protest or notice of protest.

17.       MISCELLANEOUS.   The provisions of this Security Agreement are cumulative and are in addition to the provisions of the Promissory Note secured by this Security Agreement and the Secured Creditor shall have all the benefits, rights and remedies on the Promissory Note secured hereby.  All rights of Secured Creditor hereunder shall inure to the benefit of its successors and assigns and all duties or benefits of its successors and assigns and all duties or obligations of the Debtor hereunder shall bind the heirs, executors, administrators, successors and assigns of the Debtor.

18.       GOVERNING LAW.  This Security Agreement has been delivered in the State of Florida and shall be construed in accordance with and governed by the laws of Florida. Exclusive venue for any dispute arising under this Security Agreement or the Promissory Note shall be the state and federal courts of Hillsborough County, Florida.

19.       SEVERABILITY.   Whenever possible, each provision of this Security Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement; provided, however, if such invalidity adversely affects the rights of the Secured Creditor under this Security Agreement in any material respect, all the Liabilities shall immediately become due and payable in full.

20.        NO THIRD PARTY BENEFICIARIES.   It is the intent and understanding of the Debtor and the Secured Creditor that this Security Agreement is solely between them and for their benefit and, accordingly, no party other than the Debtor and the Secured Creditor shall have any rights or privileges under this Security Agreement either as third party beneficiaries or otherwise.

21.        COSTS AND ATTORNEYS' FEES.  In the event of any default under this Security Agreement or the exercise by the Secured Creditor of any of its rights hereunder, the non prevailing party shall pay to the prevailing party all costs and expenses, including attorneys' fees, incurred by the prevailing party as a result of any matter or action under this Security Agreement. All such costs and expenses, including attorneys' fees, shall further be deemed to be within the term "Liabilities" and secured by the Collateral.  As used in this Security Agreement, costs and attorneys' fees, shall mean costs and attorneys' fees incurred by the secured creditor in the valid, effective, and reasonable enforcement of any of its rights hereunder including but not limited to costs and attorneys' fees incurred in any lawsuit and any appeal therefrom.

22.       COMPLETE AGREEMENT; AMENDMENT.   This Security Agreement and the Promissory Note constitute the sole and only agreement between the parties respecting the Collateral and the security interest in the Collateral created under this Security Agreement. These agreements correctly set forth the rights, duties, and obligations of each party together with the respective Collateral and the security interest hereby created by the Collateral as of this date. Prior agreements, promises, negotiations, representations concerning the subject matter of this Security Agreement not expressly set forth herein or in the Promissory Note are of no force and effect.  This Security Agreement may not be altered, amended, or otherwise modified except by a writing signed by the parties hereto.  This requirement that this Security Agreement may not be altered, amended, or modified except by a writing, may not itself be waived except by a writing.

IN WITNESS WHEREOF, the Debtor and the Secured Creditor has executed this Security Agreement as of the date and year first above written.

EXHIBIT "A" to SECURITY AGREEMENT

Description of Collateral

Accounts Receivable (exclusive of prepaid maintenance contracts),

contract rights,

prepaid maintenance contracts,

causes of action,

inventory of the Software,

equipment,

computer software, trademarks and copyrights, know-how,

telephone number, facsimile number, website, domain, and promotional material,

a copy of Seller's  business records and files pertaining to the Assets, and other property described in the Asset Purchase Agreement as the "Assets

EXHIBIT "B" to SECURITY AGREEMENT

Description of Permitted Encumbrances

EXHIBIT "C" to SECURITY AGREEMENT

Places of Business